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                                  EXHIBIT 5.1
                         OPINION OF COOLEY GODWARD LLP

February 17, 2000

Avigen, Inc.
1201 Harbor Bay Parkway, #1000
Alameda, California 94502

Ladies and Gentlemen:

     You have requested our opinion with respect to certain matters in connection with the filing by Avigen, Inc., a Delaware corporation (the "Company"), of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission"), which Registration Statement covers the underwritten public offering of up to 4,600,000 shares of the Company's Common Stock with a par value of $0.001 (the "Shares") (including 600,000 shares of Common Stock for which the underwriters will be granted an over-allotment option). All of the Shares are to be sold by the Company as described in the Registration Statement.

     In connection with this opinion, we have examined and relied upon the Registration Statement and related Prospectus included therein, the Company's Amended and Restated Certificate of Incorporation and Bylaws, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, and the conformity to originals of all documents where due execution and delivery are a prerequisite to the effectiveness thereof. We have further assumed that the price at which the Shares will be sold will have been approved in a timely manner by the Pricing Committee of the Company's Board of Directors.

     On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold in accordance with the Registration Statement and related Prospectus, will be validly issued, fully paid and nonassessable.

     We consent to the reference to our firm under the caption "Legal Matters" in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

                                          Sincerely,

                                          COOLEY GODWARD LLP

                                          By:      /s/ BRETT D. WHITE
                                            ------------------------------------
                                                       Brett D. White